Exhibit 10.17

This Supplement No. 2 to the Joint Ownership Agreement has been filed to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Tennessee Valley Authority.  The representations and warranties of the parties in this Supplement No. 2 to the Joint Ownership Agreement were made to, and solely for the benefit of, the other party to this Supplement No. 2 to the Joint Ownership Agreement.  The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

TVA Contract No. 00069956, Supp. No. 2

AGREEMENT
Between
TENNESSEE VALLEY AUTHORITY
And
SEVEN STATES POWER CORPORATION

THIS AGREEMENT, dated as of September 30, 2008 (Agreement), is entered into by and between SEVEN STATES POWER CORPORATION (Seven States), a not-for-profit mutual benefit corporation created and existing under the Laws of the State of Tennessee, and TENNESSEE VALLEY AUTHORITY (TVA), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (2006).

W I T N E S S E T H:

WHEREAS, TVA and Seven States have entered into a Joint Ownership Agreement dated April 30, 2008, numbered as TVA Contract No. 00069956 (as amended “JOA”); and

WHEREAS, by the document attached hereto and incorporated herein by reference (Exhibit), Seven States has given notice to TVA in accordance with section 3 of the JOA specifying an undivided ownership share (Elected Percentage) of 90 percent and a Designated Entity; and

WHEREAS, the parties wish to provide for the scheduling of the Seven States Closing at which said Designated Entity will take title to that Elected Percentage; and

WHEREAS, the parties wish to further amend and supplement the JOA in the respects necessary to provide for the possibility of a Seven States Closing on an Elected Percentage of at least 51 percent (First Seven States Closing) taking place before October 1, 2008, with a closing on the remainder (Second Seven States Closing) taking place no earlier than January 2, 2009, and no later than May 9, 2009, all as provided for below;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Seven States agree as follows:

1.  If Seven States is ready to move forward with closing on an Elected Percentage of at least 51 percent before October 1, 2008, the parties will endeavor to schedule a First Seven States Closing on such Elected Percentage before that date.  It is expressly recognized that such a First Seven States Closing is presently contemplated for September 26, 2008.

2.  If at said First Seven States Closing, the Designated Entity takes title to an Elected Percentage of at least 51 percent but less than 90 percent, the parties will endeavor to schedule a Second Seven States Closing no earlier than January 2, 2009, and no later than May 9, 2009, at which closing the Designated Entity could take title to the remainder, or any portion thereof, of the Elected Percentage of 90 percent; provided, however, that if a Buy-Back Option is exercised at any time before said Second Seven States Closing, no such second closing shall proceed.

3.  If the Designated Entity does not take title to any Elected Percentage at a First Seven States Closing occurring before October 1, 2008, there shall be only one Seven States Closing and it will be not be scheduled until on or after January 2, 2009, and no later than May 9, 2009, at which closing the Designated Entity could take title to an Elected Percentage of no less than 51 percent and no greater than 90 percent.

4.  Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein, shall have the respective meanings set forth in the JOA.

IN WITNESS WHEREOF, Seven States and TVA have caused this Agreement to be executed by their duly authorized representatives as of September 30, 2008.

SEVEN STATES POWER CORPORATION

By:  /s/ Jack Simmons________________
        Title: President/CEO

TENNESSEE VALLEY AUTHORITY

By:  /s/ Tom D. Kilgore______________
        Title: President and CEO